Date:	October 17, 2019

Contact:	William W. Traynham, Chief Financial Officer
434-773-2242
traynhamw@amnb.com

Traded:	NASDAQ Global Select Market	Symbol:	AMNB
AMERICAN NATIONAL BANKSHARES INC. REPORTS THIRD QUARTER 2019 EARNINGS

•	Q3 2019 net income of $8.7 million and diluted EPS of $0.78

•	Net interest margin of 3.75% for Q3 2019

•	Average shareholders’ equity of $315.0 million is 12.98% of average assets

•	Nonperforming assets to total assets 0.15% for Q3 2019
Danville, VA -- American National Bankshares Inc. (“American National”) (NASDAQ: AMNB), parent company of American National Bank and Trust Company, today announced net income of $8,692,000 for the third quarter of 2019 compared to $5,785,000 for the third quarter of 2018, a $2,907,000 or 50.3% increase. Basic and diluted net income per common share was $0.78 for the 2019 quarter compared to $0.66 for the 2018 quarter. Net income for the third quarter of 2019 produced annualized returns on average assets of 1.43%, on average equity of 11.04%, and on average tangible equity of 16.31%.
Net income for the first nine months of 2019 was $13,465,000 compared to $17,577,000 for the comparable period of 2018, a $4,112,000 or 23.4% decrease. Basic and diluted net income per common share was $1.30 for the 2019 period compared to $2.02 for the 2018 period. The nine-month period for 2019 was adversely impacted by $11.3 million in one time, merger related expenses associated with the HomeTown Bankshares Corporation (“HomeTown”) acquisition in April 2019.

Financial Performance and Overview

Jeffrey V. Haley, President and Chief Executive Officer, said, “Net income for the third quarter of 2019 was $8.7 million. This was a $2.9 million or 50.3% increase over the comparable quarter of 2018. This increase was primarily related to the April 1, 2019 merger with HomeTown.
“Net interest income for the 2019 quarter compared to the 2018 quarter significantly increased, it was up $5.9 million or 39.8%.
“The improvement in net interest income was related to a higher average balance of loans for the 2019 quarter compared to the 2018 quarter. Loan average balances for the 2019 quarter were up $491.3 million or 36.9% over the 2018 quarter. Loan yields for the 2019 quarter were 40 basis points higher than the 2018 quarter.
“End of period loan balances for September 30, 2019, compared to December 31, 2018, increased $447.0 million. Of this increase, $444.3 million was the result of the HomeTown merger and $2.7 million represents other growth in the franchise.
“September 30, 2019 loan balances compared to June 30, 2019 balances fell $31.8 million (1.7%). These balances were adversely impacted by unexpected customer pay downs. They resulted from sales of businesses, debt reduction from cash, movement into the permanent, non-recourse market, and other drivers. These unexpected pay downs aggregated roughly $36 million during the 2019 quarter.
“Average interest bearing deposits for the 2019 quarter compared to the 2018 quarter also increased substantially, up $325.0 million or 29.0% with a 27 basis point higher cost. This cost increase reflects increased deposit competition throughout our franchise.
“End of period interest bearing deposit balances for September 30, 2019, compared to December 31, 2018, increased $307.0 million. Of this increase, $364.2 million was the result of the HomeTown merger and $57.2 million represents deposit reduction throughout the franchise.
“Average noninterest bearing deposits for the 2019 quarter compared to the 2018 quarter also increased; they were up $144.7 million or 34.1%.
“End of period noninterest bearing deposit balances for September 30, 2019, compared to December 31, 2018, increased $168.7 million (38.7%). Of this increase, $119.5 million was the result of the HomeTown merger and $49.2 million represents deposit growth throughout the remainder of the franchise.”

Haley concluded, “The market is very challenging. We were dealing with rising interest rates a year ago. We are dealing with declining interest rates as we approach the end of 2019. This means continued pressure on our net interest margin. Strategically, American National will maintain its focus on maintaining high asset quality, strive to shorten the duration of our time deposits and, where prudent, extend the duration of our earning assets. One of the few certainties we have is that economic cycles ebb and flow. American National has over a century of history and experience dealing with all sorts of economic environments and we will continue to do so. By doing so, we will continue to provide our customers with the best in banking products and services and produce a strong return for our shareholders.”

Capital
American National’s capital ratios remain strong and exceed all regulatory requirements.
For the quarter ended September 30, 2019, average shareholders’ equity was 12.98% of average assets, compared to 11.87% for the quarter ended September 30, 2018.
Book value per common share was $28.54 at September 30, 2019, compared to $24.79 at September 30, 2018.
Tangible book value per common share was $20.19 at September 30, 2019, compared to $19.65 at September 30, 2018.

Credit Quality Measurements
Nonperforming assets ($1,446,000 of nonaccrual loans, $874,000 of 90 days past due and accruing loans, and $1,353,000 of other real estate owned) represented 0.15% of total assets at September 30, 2019, compared to 0.18% at September 30, 2018.
Annualized net charge-offs to average loans were zero basis points (0.00%) for the 2019 third quarter compared to a net recovery of three basis points (0.03%) for the same quarter in 2018.
Other real estate owned was $1,353,000 compared to $916,000 at September 30, 2018, an increase of $437,000 or 47.7%.

Merger Related Financial Impact
The merger accounting adjustments related to our acquisitions have had and continue to have a positive impact on net interest income and income before income taxes. The impact of these adjustments is summarized below (dollars in thousands):

For the quarter ended September 30,	2019	2018
Net Interest Income	$948	$198
Income Before Income Taxes	$500	$142

For the nine months ended September 30,	2019	2018
Net Interest Income	$2,321	$1,002
Income Before Income Taxes	$1,360	$792
In the table above, the impact for the quarter ended September 30, 2019 related to the HomeTown merger on net interest income was $764,000 and on income before taxes was $371,000. The impact for the nine months ended September 30, 2019 related to the HomeTown merger on net interest income was $1,648,000 and on income before taxes was $852,000.
The third quarter of 2019 includes $148,000 in cash basis accretion income related to the early payoff of several acquired loans, compared to $59,000 for the comparable quarter of 2018.
For the nine-month period ended September 30, 2019, cash basis accretion income was $544,000, compared to $545,000 for the same period in 2018.

Net Interest Income
Net interest income before the provision for loan losses increased to $20,622,000 in the third quarter of 2019 from $14,751,000 in the third quarter of 2018, an increase of $5,871,000 or 39.8%.
For the 2019 quarter, the net interest margin was 3.75% compared to 3.51% for the same quarter in 2018, an increase of 24 basis points (0.24%).
The major drivers affecting the net interest margin were:

•	Positively – a $514.0 million (30.3%) increase in average earning assets, mostly loans, at a 44 basis point higher yield.

•	Positively – a $144.7 million (34.1%) increase in average noninterest bearing demand deposits.

•	Negatively – a $325.0 million (29.0%) increase in average interest bearing deposits at a 27 basis point higher cost.
Most of these increases were directly related to the HomeTown merger.

Provision for Loan Losses and Allowance for Loan Losses
Provision expense for the third quarter of 2019 was a negative $12,000 compared to a negative $23,000 for the third quarter of 2018. Both quarters’ negative provision were related to adjustments on specific reserves for several acquired impaired loans.
The allowance for loan losses as a percentage of total loans was 0.71% at September 30, 2019 compared to 1.02% at September 30, 2018. The major driver of the change was the HomeTown merger on April 1, 2019, which resulted in American National acquiring $444.3 million in loans.
Net loans outstanding fell during the third quarter by $31.8 million or 1.7%. This significantly reduced the need for an increase to the allowance.

Noninterest Income
Noninterest income totaled $4,171,000 in the third quarter of 2019, compared with $3,380,000 in the third quarter of 2018, an increase of $791,000 or 23.4%. The major driver was other fees and commissions, which increased $347,000 or 52.9%, mostly on the strength of debit card fee revenue, primarily related to the Hometown acquisition.

Noninterest Expense
Noninterest expense totaled $13,792,000 in the third quarter of 2019, compared to $10,904,000 in the third quarter of 2018, an increase of $2,888,000 or 26.5%. The 2019 quarter was positively impacted by the Small Bank Assessment Credit, which reduced FDIC insurance expense $330,000. The major driver of the increase in expense was the merger with HomeTown in the second quarter of 2019.

About American National
American National is a multi-state bank holding company with total assets of approximately $2.5 billion. Headquartered in Danville, Virginia, American National is the parent company of American National Bank and Trust Company. American National Bank is a community bank serving Virginia and North Carolina with 28 banking offices. American National Bank also manages an additional $855 million of trust, investment and brokerage assets in its Trust and Investment Services Division. Additional information about American National and American National Bank is available on American National Bank's website at www.amnb.com.

Non-GAAP Financial Measures
This release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). American National’s management uses these non-GAAP financial measures in its analysis of American National’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that are infrequent in nature. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of American National’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. For a reconciliation of non-GAAP financial measures, see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

Forward-Looking Statements
Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. American National intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. American National’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could have a material effect on the operations and future prospects of American National include but are not limited to: (1) expected revenue synergies and cost savings from the recently completed merger with HomeTown may not be fully realized or realized within the expected timeframe; (2) the businesses of American National and/or HomeTown may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships may be disrupted by the merger; (5) changes in interest rates, general economic conditions, legislation and regulation, and monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury, Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System; (6) the quality and composition of the loan and securities portfolios, demand for loan products, deposit flows, competition, and demand for financial services in American National’s market areas; (7) the implementation of new technologies, and the ability to develop and maintain secure and reliable electronic systems; (8) accounting principles, policies, and guidelines; and (9) other risk factors detailed from time to time in filings made by American National with the Securities and Exchange Commission. American National undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

American National Bankshares Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
Unaudited

	September 30
ASSETS	2019	2018

Cash and due from banks	$47,025	$32,688
Interest-bearing deposits in other banks	95,592	37,355

Equity securities, at fair value	—	2,087
Securities available for sale, at fair value	308,490	295,777
Restricted stock, at cost	8,621	5,239
Loans held for sale	5,646	1,934

Loans	1,804,447	1,331,153
Less allowance for loan losses	(12,758)	(13,588)
Net Loans	1,791,689	1,317,565

Premises and equipment, net	39,261	25,690
Other real estate owned, net	1,353	916
Goodwill	84,633	43,872
Core deposit intangibles, net	8,165	981
Bank owned life insurance	27,612	18,785
Accrued interest receivable and other assets	36,442	23,602

Total assets	$2,454,529	$1,806,491

Liabilities
Demand deposits -- noninterest-bearing	$604,498	$420,486
Demand deposits -- interest-bearing	323,871	230,984
Money market deposits	450,022	362,575
Savings deposits	176,803	135,702
Time deposits	486,668	373,360
Total deposits	2,041,862	1,523,107

Customer repurchase agreements	38,924	29,104
Subordinated debt	7,521	—
Junior subordinated debt	28,003	27,902
Accrued interest payable and other liabilities	20,973	10,312
Total liabilities	2,137,283	1,590,425

Shareholders' equity
Preferred stock, $5 par, 2,000,000 shares authorized,
none outstanding	—	—
Common stock, $1 par, 20,000,000 shares authorized,
11,116,250 shares outstanding at September 30, 2019 and
8,714,431 shares outstanding at September 30, 2018	11,063	8,661
Capital in excess of par value	159,792	77,842
Retained earnings	147,030	138,715
Accumulated other comprehensive loss, net	(639)	(9,152)
Total shareholders' equity	317,246	216,066

Total liabilities and shareholders' equity	$2,454,529	$1,806,491

American National Bankshares Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share data)
Unaudited

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2019	2018	2019	2018
Interest and Dividend Income:
Interest and fees on loans	$22,470	$15,062	$60,737	$44,485
Interest and dividends on securities:
Taxable	1,890	1,568	5,691	4,432
Tax-exempt	134	362	660	1,204
Dividends	135	82	324	240
Other interest income	329	143	853	516
Total interest and dividend income	24,958	17,217	68,265	50,877

Interest Expense:
Interest on deposits	3,655	2,048	9,647	5,746
Interest on short-term borrowings	162	29	512	41
Interest on long-term borrowings	—	—	14	—
Interest on subordinated debt	123	—	245	—
Interest on junior subordinated debt	396	389	1,168	1,008
Total interest expense	4,336	2,466	11,586	6,795

Net Interest Income	20,622	14,751	56,679	44,082
Recovery of loan losses	(12)	(23)	(6)	(97)

Net Interest Income After Recovery
of Loan Losses	20,634	14,774	56,685	44,179

Noninterest Income:
Trust fees	979	1,001	2,826	2,875
Service charges on deposit accounts	783	605	2,101	1,809
Other fees and commissions	1,003	656	2,726	1,977
Mortgage banking income	710	551	1,702	1,492
Securities gains (losses), net	105	(17)	575	393
Brokerage fees	183	172	516	603
Income from Small Business Investment Companies	143	150	174	476
Gains (losses) on premises and equipment, net	(2)	63	(89)	66
Other	267	199	773	585
Total noninterest income	4,171	3,380	11,304	10,276

Noninterest Expense:
Salaries	6,295	5,285	18,007	15,377
Employee benefits	1,367	1,036	4,022	3,322
Occupancy and equipment	1,448	1,069	3,963	3,297
FDIC assessment	(175)	134	119	412
Bank franchise tax	411	291	1,113	863
Core deposit intangible amortization	448	56	961	210
Data processing	589	420	1,838	1,309
Software	287	307	932	966
Other real estate owned, net	47	46	16	101

Merger related expenses	—	—	11,322	—
Other	3,075	2,260	8,744	6,751
Total noninterest expense	13,792	10,904	51,037	32,608

Income Before Income Taxes	11,013	7,250	16,952	21,847
Income Taxes	2,321	1,465	3,487	4,270
Net Income	$8,692	$5,785	$13,465	$17,577

Net Income Per Common Share:
Basic	$0.78	$0.66	$1.30	$2.02
Diluted	$0.78	$0.66	$1.30	$2.02
Weighted Average Common Shares Outstanding:
Basic	11,127,603	8,712,443	10,341,919	8,691,423
Diluted	11,138,008	8,718,918	10,351,753	8,703,662

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)
	3rd Qtr	2nd Qtr	3rd Qtr	YTD	YTD
	2019	2019	2018	2019	2018
EARNINGS
Interest income	$24,958	$25,211	$17,217	$68,265	$50,877
Interest expense	4,336	4,222	2,466	11,586	6,795
Net interest income	20,622	20,989	14,751	56,679	44,082
Recovery of loan losses	(12)	(10)	(23)	(6)	(97)
Noninterest income	4,171	3,682	3,380	11,304	10,276
Noninterest expense	13,792	26,316	10,904	51,037	32,608
Income taxes	2,321	(405)	1,465	3,487	4,270
Net income (loss)	8,692	(1,230)	5,785	13,465	17,577

PER COMMON SHARE
Income (loss) per share - basic	$0.78	$(0.11)	$0.66	$1.30	$2.02
Income (loss) per share - diluted	0.78	(0.11)	0.66	1.30	2.02
Cash dividends paid	0.27	0.25	0.25	0.77	0.75
Book value per share	28.54	28.00	24.79	28.54	24.79
Book value per share - tangible (a)	20.19	19.63	19.65	20.19	19.65
Closing market price	35.47	38.75	39.00	35.47	39.00

FINANCIAL RATIOS
Return on average assets	1.43%	(0.20)%	1.28%	0.80%	1.29%
Return on average equity	11.04	(1.60)	10.76	6.35	11.04
Return on average tangible equity (a)	16.31	(1.62)	13.70	9.23	14.14
Average equity to average assets	12.98	12.62	11.87	12.60	11.67
Tangible equity to tangible assets (a)	9.50	9.41	9.72	9.50	9.72
Net interest margin, taxable equivalent	3.75	3.82	3.51	3.70	3.49
Efficiency ratio (a)	53.79	60.94	59.35	57.25	59.56
Effective tax rate	21.08	(24.77)	20.21	20.57	19.55

PERIOD-END BALANCES
Securities	$317,111	$342,247	$303,103	$317,111	$303,103
Loans held for sale	5,646	3,165	1,934	5,646	1,934
Loans, net of unearned income	1,804,447	1,836,241	1,331,153	1,804,447	1,331,153
Goodwill and other intangibles	92,798	93,246	44,853	92,798	44,853
Assets	2,454,529	2,418,082	1,806,491	2,454,529	1,806,491
Assets - tangible (a)	2,361,731	2,324,836	1,761,638	2,361,731	1,761,638
Deposits	2,041,862	1,999,097	1,523,107	2,041,862	1,523,107
Customer repurchase agreements	38,924	37,222	29,104	38,924	29,104
Long-term borrowings	35,524	35,504	27,902	35,524	27,902
Shareholders' equity	317,246	311,917	216,066	317,246	216,066
Shareholders' equity - tangible (a)	224,448	218,671	171,213	224,448	171,213

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)
	3rd Qtr	2nd Qtr	3rd Qtr	YTD	YTD
	2019	2019	2018	2019	2018
AVERAGE BALANCES
Securities (b)	$323,202	$354,506	$335,320	$340,439	$330,561
Loans held for sale	3,904	2,913	3,282	2,890	2,650
Loans, net of unearned income	1,817,732	1,816,203	1,327,060	1,663,856	1,328,936
Interest-earning assets	2,207,935	2,211,273	1,693,912	2,054,087	1,700,128
Goodwill and other intangibles	93,077	93,075	44,887	77,154	44,958
Assets	2,426,678	2,433,948	1,811,631	2,243,343	1,818,615
Assets - tangible (a)	2,333,601	2,340,873	1,766,744	2,166,189	1,773,657
Interest-bearing deposits	1,443,947	1,463,613	1,118,929	1,347,532	1,140,443
Deposits	2,012,653	2,023,557	1,542,945	1,864,230	1,555,086
Customer repurchase agreements	39,470	35,657	11,896	39,265	11,829
Other short-term borrowings	1,986	7,627	2,176	3,502	1,536
Long-term borrowings	35,806	36,301	27,886	33,107	27,861
Shareholders' equity	314,980	307,281	215,054	282,644	212,268
Shareholders' equity - tangible (a)	221,903	214,206	170,167	205,490	167,310

CAPITAL
Weighted average shares outstanding - basic	11,127,603	11,126,800	8,712,443	10,341,919	8,691,423
Weighted average shares outstanding - diluted	11,138,008	11,126,800	8,718,918	10,351,753	8,703,662

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$12,786	$12,806	$13,508	$12,805	$13,603
Recovery of loan losses	(12)	(10)	(23)	(6)	(97)
Charge-offs	(66)	(54)	(28)	(189)	(202)
Recoveries	50	44	131	148	284
Ending balance	$12,758	$12,786	$13,588	$12,758	$13,588

LOANS
Construction and land development	$143,788	$152,876	$99,546	$143,788	$99,546
Commercial real estate	883,219	880,146	632,022	883,219	632,022
Residential real estate	318,833	328,400	205,277	318,833	205,277
Home equity	122,074	121,905	104,873	122,074	104,873
Commercial and industrial	324,508	340,427	284,176	324,508	284,176
Consumer	12,025	12,487	5,259	12,025	5,259
Total	$1,804,447	$1,836,241	$1,331,153	$1,804,447	$1,331,153

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)
	3rd Qtr	2nd Qtr	3rd Qtr	YTD	YTD
	2019	2019	2018	2019	2018
NONPERFORMING ASSETS AT PERIOD-END
Nonperforming loans:
90 days past due and accruing	874	930	74	874	74
Nonaccrual	1,446	969	2,238	1,446	2,238
Other real estate owned	1,353	1,433	916	1,353	916
Nonperforming assets	$3,673	$3,332	$3,228	$3,673	$3,228

ASSET QUALITY RATIOS
Allowance for loan losses to total loans	0.71%	0.70%	1.02%	0.71%	1.02%
Allowance for loan losses to nonperforming loans	549.91	673.30	587.72	549.91	587.72
Nonperforming assets to total assets	0.15	0.14	0.18	0.15	0.18
Nonperforming loans to total loans	0.13	0.10	0.17	0.13	0.17
Annualized net charge-offs to average loans	0.00	0.00	(0.03)	0.00	(0.01)

OTHER DATA
Fiduciary assets at period-end (c) (d)	$546,407	$547,731	$523,754	$546,407	$523,754
Retail brokerage assets at period-end (c) (d)	$308,820	$314,051	$333,565	$308,820	$333,565
Number full-time equivalent employees (e)	365	371	316	365	316
Number of full service offices	28	28	24	28	24
Number of loan production offices	1	1	2	1	2
Number of ATM's	40	39	34	40	34

Notes:

(a) - This financial measure is not calculated in accordance with GAAP. For a reconciliation of non-GAAP financial measures, see "Reconciliation of Non-GAAP Financial Measures" at the end of this release.
(b) - Average does not include unrealized gains and losses.
(c) - Market value.
(d) - Assets are not owned by American National and are not reflected in the consolidated balance sheet.
(e) - Average for quarter.

	Net Interest Income Analysis
	For the Three Months Ended September 30, 2019 and 2018
	(Dollars in thousands)
	Unaudited

			Interest
	Average Balance		Income/Expense		Yield/Rate

	2019	2018	2019	2018	2019	2018
Loans:
Commercial	$320,802	$268,296	$3,820	$2,715	4.72%	4.01%
Real estate	1,489,155	1,057,097	18,487	12,317	4.97	4.66
Consumer	11,679	4,949	209	76	7.10	6.09
Total loans	1,821,636	1,330,342	22,516	15,108	4.94	4.54

Securities:
Federal agencies & GSEs	127,956	128,284	767	732	2.40	2.28
Mortgage-backed & CMOs	133,121	107,817	851	604	2.56	2.24
State and municipal	45,830	84,147	330	583	2.88	2.77
Other	16,295	15,072	242	180	5.94	4.78
Total securities	323,202	335,320	2,190	2,099	2.71	2.50

Deposits in other banks	63,097	28,250	329	143	2.07	2.01

Total interest-earning assets	2,207,935	1,693,912	25,035	17,350	4.53	4.09

Non-earning assets	218,743	117,719

Total assets	$2,426,678	$1,811,631

Deposits:
Demand	$324,058	$231,339	119	12	0.15	0.02
Money market	453,873	377,074	1,415	839	1.24	0.88
Savings	176,673	132,450	94	10	0.21	0.03
Time	489,343	378,066	2,027	1,187	1.64	1.25
Total deposits	1,443,947	1,118,929	3,655	2,048	1.00	0.73

Customer repurchase agreements	39,470	11,896	150	17	1.51	0.57
Other short-term borrowings	1,986	2,176	12	12	2.42	2.21
Long-term borrowings	35,806	27,886	519	389	5.80	5.58
Total interest-bearing
liabilities	1,521,209	1,160,887	4,336	2,466	1.13	0.84

Noninterest bearing demand deposits	568,706	424,016
Other liabilities	21,783	11,674
Shareholders' equity	314,980	215,054
Total liabilities and
shareholders' equity	$2,426,678	$1,811,631

Interest rate spread					3.40%	3.25%
Net interest margin					3.75%	3.51%

Net interest income (taxable equivalent basis)			20,699	14,884
Less: Taxable equivalent adjustment			77	133
Net interest income			$20,622	$14,751

	Net Interest Income Analysis
	For the Nine Months Ended September 30, 2019 and 2018
	(Dollars in thousands)
	Unaudited

			Interest
	Average Balance		Income/Expense		Yield/Rate

	2019	2018	2019	2018	2019	2018
Loans:
Commercial	$302,750	$264,983	$10,609	$7,811	4.69%	3.94%
Real estate	1,354,358	1,062,075	49,782	36,594	4.90	4.59
Consumer	9,638	4,528	485	229	6.73	6.76
Total loans	1,666,746	1,331,586	60,876	44,634	4.87	4.47

Securities:
Federal agencies & GSEs	135,937	119,597	2,475	1,956	2.43	2.18
Mortgage-backed & CMOs	124,258	108,473	2,353	1,812	2.52	2.23
State and municipal	64,084	87,365	1,348	1,870	2.80	2.85
Other	16,160	15,126	653	531	5.39	4.68
Total securities	340,439	330,561	6,829	6,169	2.67	2.49

Deposits in other banks	46,902	37,981	853	516	2.43	1.82

Total interest-earning assets	2,054,087	1,700,128	68,558	51,319	4.45	4.03

Non-earning assets	189,256	118,487

Total assets	$2,243,343	$1,818,615

Deposits:
Demand	$299,769	$236,734	245	36	0.11	0.02
Money market	432,980	394,005	3,962	2,424	1.22	0.82
Savings	163,525	131,789	201	30	0.16	0.03
Time	451,258	377,915	5,239	3,256	1.55	1.15
Total deposits	1,347,532	1,140,443	9,647	5,746	0.96	0.67

Customer repurchase agreements	39,265	11,829	461	19	1.57	0.21
Other short-term borrowings	3,502	1,536	51	22	1.94	1.91
Long-term borrowings	33,107	27,861	1,427	1,008	5.75	4.82
Total interest-bearing
liabilities	1,423,406	1,181,669	11,586	6,795	1.09	0.77

Noninterest bearing demand deposits	516,698	414,643
Other liabilities	20,595	10,035
Shareholders' equity	282,644	212,268
Total liabilities and
shareholders' equity	$2,243,343	$1,818,615

Interest rate spread					3.36%	3.26%
Net interest margin					3.70%	3.49%

Net interest income (taxable equivalent basis)			56,972	44,524
Less: Taxable equivalent adjustment			293	442
Net interest income			$56,679	$44,082

American National Bankshares Inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited

(Dollars in thousands, except per share data)
	3rd Qtr	2nd Qtr	3rd Qtr	YTD	YTD
	2019	2019	2018	2019	2018
EFFICIENCY RATIO
Noninterest expense	$13,792	$26,316	$10,904	$51,037	$32,608
Add/subtract: loss/(gain) on sale of OREO	(22)	76	(36)	55	(33)
Subtract: core deposit intangible amortization	(448)	(458)	(56)	(961)	(210)
Subtract: merger related expense	—	(10,871)	—	(11,322)	—
	$13,322	$15,063	$10,812	$38,809	$32,365

Net interest income	$20,622	$20,989	$14,751	$56,679	$44,082
Tax equivalent adjustment	77	105	133	293	442
Noninterest income	4,171	3,682	3,380	11,304	10,276
Add/subtract: (gain)/loss on securities	(105)	(147)	17	(575)	(393)
Add/subtract: (gain)/loss on fixed assets	2	87	(63)	89	(66)
	$24,767	$24,716	$18,218	$67,790	$54,341

Efficiency ratio	53.79%	60.94%	59.35%	57.25%	59.56%

TAX EQUIVALENT NET INTEREST INCOME
Non-GAAP measures:
Interest income - loans	$22,516	$22,678	$15,108	$60,876	$44,634
Interest income - investments and other	2,519	2,638	2,242	7,682	6,685
Interest expense - deposits	(3,655)	(3,519)	(2,048)	(9,647)	(5,746)
Interest expense - customer repurchase
agreements	(150)	(140)	(17)	(461)	(19)
Interest expense - other short-term borrowings	(12)	(39)	(12)	(51)	(22)
Interest expense - long-term borrowings	(519)	(524)	(389)	(1,427)	(1,008)
Total net interest income	$20,699	$21,094	$14,884	$56,972	$44,524
Less non-GAAP measures:
Tax benefit on nontaxable interest - loans	(46)	(49)	(46)	(139)	(149)
Tax benefit on nontaxable interest - securities	(31)	(56)	(87)	(154)	(293)
GAAP measures	$20,622	$20,989	$14,751	$56,679	$44,082

RETURN ON AVERAGE TANGIBLE EQUITY
Return on average equity (GAAP basis)	11.04%	(1.60)%	10.76%	6.35%	11.04%
Impact of excluding average goodwill
and other intangibles	5.27	(0.02)	2.94	2.88	3.10
Return on average tangible equity
(non-GAAP)	16.31%	(1.62)%	13.70%	9.23%	14.14%

TANGIBLE EQUITY TO TANGIBLE ASSETS
Equity to assets ratio (GAAP basis)	12.92%	12.90%	11.96%	12.92%	11.96%
Impact of excluding goodwill and
other intangibles	3.42	3.49	2.24	3.42	2.24
Tangible equity to tangible assets ratio
(non-GAAP)	9.50%	9.41%	9.72%	9.50%	9.72%

TANGIBLE BOOK VALUE
Book value per share (GAAP basis)	$28.54	$28.00	$24.79	$28.54	$24.79
Impact of excluding goodwill and
other intangibles	8.35	8.37	5.14	8.35	5.14
Tangible book value per share
(non-GAAP)	$20.19	$19.63	$19.65	$20.19	$19.65